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                                                                  EXHIBIT 23.3



                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference and inclusion in this registration statement of our report dated February 7, 1997 (except with respect to the matter discussed in Note 18, as to which the date is March 10, 1997), included in Republic Bancshares, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.




                                                       /s/  Arthur Andersen LLP
                                                          ----------------------
                                                            ARTHUR ANDERSEN LLP



Tampa, Florida
July 15, 1997